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                                                                     EXHIBIT 5.1


                     [Harney Westwood & Riegels Letterhead]


30 October 2000


UTi Worldwide, Inc.
c/o Union-Transport Corporation
19443 Laurel Park Road, Suite 111
Rancho Dominguez
CA 90220
USA

Dear Sirs

UTI WORLDWIDE INC - IBC NO. 141257 (THE "COMPANY")

1. We are lawyers qualified to practise in the British Virgin Islands and have been asked to render this opinion in connection with a Registration Statement in Form F-1, as amended, under the United States Securities Act of 1933 as filed with the Securities and Exchange Commission on 27 October 2000 (Registration No. 333-47616 the "REGISTRATION STATEMENT") in relation to the proposed public offering of 4,700,000 Ordinary Shares of the Company no par value each (the "SECURITIES") and 705,000 additional Ordinary Shares for the option to cover over-allotments, if any, (the "OVER-ALLOTMENT OPTION") granted by the Company to Bear, Stearns & Co. Inc., Lazard Freres & Co. LLC, BB&T Capital Markets/Scott & Stringfellow, Inc. the Underwriters, all as more particularly described in the Registration Statement.

2.  For the purpose of this opinion, we have examined the following documents:

    (a) a copy of the Registration Statement and the exhibits thereto;

    (b) (i) copies of the Memorandum and Articles of Association and Certificate of Incorporation of the Company available as a matter of public record at the Companies Registry, Road Town, Tortola, British Virgin Islands on 14 September 2000;

        (ii) a facsimile copy, certified as true, correct and complete by the Secretary of the Company, of the resolutions of the directors of the Company dated 24 July 2000 and 4 October 2000 approving, inter alia, the Company's entry into, and authorising


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              the various transactions under the Registration Statement (the
              "DIRECTORS' RESOLUTIONS");

        (iii) an original registered agent's certificate dated 22 September 2000, identifying the directors, officers and shareholders of the Company, issued by Midocean Management and Trust Services (BVI) Limited, the registered agent of the Company (the "REGISTERED AGENT'S CERTIFICATE")

        (iv) the public records of the Company on file and available for inspection at the Companies Registry, Road Town, Tortola, British Virgin Islands on 14 September 2000; and

        (v) the records of proceedings on file with, and available for inspection on 27 October 2000 at the High Court of Justice, British Virgin Islands.

3.  For the purposes of this opinion we have assumed without further enquiry:

    (a) the authenticity of all documents submitted to us as originals, the conformity with the originals thereof of all documents submitted to us as copies and the authenticity of such originals;

    (b) the genuineness of all signatures and seals;

    (c) the accuracy and completeness of all corporate minutes, resolutions and records which we have seen;

    (d) the accuracy of any and all representations of fact expressed in the documents we have examined;

    (e) that the statements contained in the Registration Statement are (other than those addressing matters of British Virgin Islands law) true, valid and binding.

4. Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

    (a) The Company is a company duly incorporated with limited liability under the International Business Companies Act (Cap 291) and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

    (b) The consummation of the transactions contemplated in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement under the caption "Use of Proceeds") and compliance by the Company with its obligations thereunder does not and will not conflict with or result in a default, breach or violation of or under:

        (i)   any law of the British Virgin Islands; or


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        (ii)  the Memorandum and Articles of Association of the Company.

    (c) The Securities (including the Securities sold pursuant to the exercise of the Over-Allotment Option) have been duly authorised for issue and sale to the US Underwriters and the International Managers by the Company pursuant to the Directors' Resolutions and, when issued, sold, delivered and paid for in accordance with the provisions of the Registration Statement and the Company's Memorandum and Articles;

        (i) the Securities will be legally issued, fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and

        (ii) no taxes are or will be payable on or in respect of the issue of the Securities.

5. This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.

6.  The opinions set out above are subject to the following qualifications:

    (a) Rights and obligations may be limited by bankruptcy, insolvency, liquidation, arrangement and other similar laws of the British Virgin Islands of general application affecting the rights of creditors.

    (b) Equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy.

    (c) Where obligations are to be performed in a jurisdiction outside the British Virgin Islands they may not be enforceable under the laws of the British Virgin Islands to the extent that such performance would be contrary to public policy under the laws of the British Virgin Islands.

    (d) The courts in the British Virgin Islands will determine in their discretion whether or not an illegal or unenforceable provision may be severed.

    (e) The courts of the British Virgin Islands may refuse to give effect to a provision in respect of the cost of unsuccessful litigation brought before those courts or where the courts themselves have made an order for costs.

    (f) The term enforceable means that a document is of a type and form enforced by the British Virgin Islands courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by non-conclusivity of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters but in our view this qualification would not defeat your legitimate expectations in any material respect.


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7.  This opinion is rendered for your benefit and the benefit of your legal counsel in connection with the transactions contemplated by the Registration Statement only. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference made to us under the heading "Legal Matters" in the prospectus constituting part of the Registration Statement.

Yours faithfully


/s/ HARNEY WESTWOOD & RIEGELS

HARNEY WESTWOOD & RIEGELS



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